Exhibit 8(a)(7)

Amendment No. 30 to Participation Agreement

AMENDMENT NO. 30 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 30 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective November 1, 2008

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U
Separate Account VA V
WRL Series Life Account G
Separate Account VA AA

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer®
WRL Freedom Bellwether®
WRL Freedom Conqueror ®
WRL Freedom Wealth Protector
WRL Freedom Wealth Creator®
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier®
WRL Freedom Access®
WRL Freedom Enhancer®
WRL Freedom SelectSM Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier® III Variable Annuity
WRL Xcelerator
WRL Xcelerator Focus
WRL Xcelerator Exec
WRL Freedom Elite Builder II
WRL Freedom Multiple
WRL Freedom Elite Builder III

Policies:	WRL ForLife
WRL Benefactor
WRL Capital Creator
WRL Freedom Advisor
WRL Freedom Asset Advisor
WRL Evolution

Portfolios:	Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted

Transamerica American Century Large Company Value VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Capital Guardian Global VP
Transamerica Capital Guardian U.S. Equity VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Efficient Markets VP
Transamerica Equity VP
Transamerica Equity II VP (Service Class Shares currently not being offered)
Transamerica Federated Market Opportunity VP
Transamerica Growth Opportunities VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Jennison Growth VP
Transamerica Legg Mason Partners All Cap VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Marsico Growth VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP

(Signatures on following page)

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of November, 2008, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
	Christopher A. Staples		Arthur D. Woods
Title:	Vice President	Title:	Vice President